Exhibit 99.1

Company Contact:	Kevin Clark, CEO, COO and President Telephone: 305-324-2300

FOR IMMEDIATE RELEASE

IVAX DIAGNOSTICS, INC. REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

-- Continued Positioning for Growth --

MIAMI, FL, November 14, 2011 -- IVAX Diagnostics, Inc. (NYSE Amex: IVD), a fully integrated in vitro diagnostics company, reports its financial results for the quarter and nine months ended September 30, 2011.

Kevin D. Clark, Chief Executive Officer, Chief Operating Officer and President of IVAX Diagnostics, said, “Our initiatives to reduce expenses while positioning ourselves for expected growth continued during the third quarter of 2011. Our operating expenses for the third quarter of 2011 decreased 5.3% compared to the same period of 2010. During the third quarter of 2011. we continued our strategy of expanding our suite of high-quality, reliable products as well as increasing our global footprint.”

Mr. Clark concluded, “For the remainder of this year, we intend to continue our focus on cost control as we position IVAX Diagnostics for growth in 2012.”

Financial Highlights for the Quarter and Nine Months Ended September 30, 2011

Net revenues for the quarter ended September 30, 2011 were $4,060,000 compared with $3,953,000 in the quarter ended September 30, 2010, an increase of $107,000, or 2.7%.  The increase in net revenues during the quarter ended September 30, 2011 compared to the same period of 2010 resulted from an increase of $272,000 in revenue from European operations, offset by a decrease of $165,000 in domestic revenue.  European revenues benefited by $118,000 from changes in currency exchange rates.  Net revenues for the nine months ended September 30, 2011 were $12,569,000, compared with $13,002,000 in the same period of 2010, a decline of $433,000, or 3.3%.  Net revenue results for the nine months ended September 30, 2011 benefited by $275,000 from currency exchange rates.

Gross profit in the quarter ended September 30, 2011 decreased by $45,000, or 2.1%, from the comparable period in 2010. Gross profit as a percentage of net revenues decreased to 51.4% in the quarter ended September 30, 2011 from 53.9% in the same period of 2010 primarily due to higher instrument sales by our European subsidiary, which have a lower gross margin percentage than reagent sales. Gross profit in the nine months ended September 30, 2011 decreased by $393,000, or 5.7%, from the comparable period in 2010. Gross profit as a percentage of net revenues decreased to 52.2% in the nine months ended September 30, 2011 from 53.5% in the same period of 2010 primarily due to lower margins at our European operations.

Operating expenses for the quarter ended September 30, 2011 decreased 5.3% to $3,083,000 from $3,255,000 for the same period of 2010.  The decrease in operating expenses was primarily the result of a $444,000, or 24.7%, decrease in general and administrative expenses, partially offset by an increase of $222,000, or 20.2%, in selling and administrative expenses and an increase of $50,000, or 13.8%, in research and development expenses.  The decrease in general and administrative expenses for the quarter ended September 30, 2011 was primarily due to severance costs included in the same period of 2010 and a decrease in the number of executive officers in the 2011 period.  Selling and administrative expenses for the quarter ending September 30, 2011 increased due to the addition of sales force personnel. Research and development expenses for the quarter ended September 30, 2011 increased due to the increase in new product development, including additional staff allocated to research and development activities. For the nine months ended September, 30 2011, operating expenses were $9,726,000 compared with $10,204,000 in the same period of 2010, a reduction of 4.7%.

Loss from operations for the quarter ended September 30, 2011 was $997,000 compared with $1,124,000 in the same period of 2010.  Net loss for the quarter ended September 30, 2011 was $1,234,000, or $0.04 loss per share, compared with net loss of $1,177,000, or $0.04 loss per share, in the same period of 2010.  Loss from operations for the nine months ended September 30, 2011 was $3,166,000 compared with $3,250,000 in the same period of 2010.  For the nine months ended September 30, 2011, net loss was $3,021,000, or $0.10 loss per share, compared with net loss of $3,445,000, or $0.12 loss per share, in the same period of 2010.

About IVAX Diagnostics, Inc.
IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe) and ImmunoVision, Inc. (U.S.).

Safe Harbor Statement
Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation:  IVAX Diagnostics’ ability to successfully improve its financial condition, results of operations and cash flows; IVAX Diagnostics’ ability to successfully implement cost containment efforts and achieve a reduction in its expenses; IVAX Diagnostics’ ability to successfully grow its business, whether during the anticipated time frame or at all; IVAX Diagnostics’ ability to successfully expand its suite of products; IVAX Diagnostics’ ability to successfully increase its global footprint, whether by increasing sales in the U.S. and other markets or otherwise; economic, competitive, political, governmental and other factors affecting IVAX Diagnostics and its operations, markets and products; the success of IVAX Diagnostics’ technological, strategic and business initiatives; IVAX Diagnostics’ ability to achieve cost advantages from its own manufacture of instrument systems, reagents and test kits; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

IVAX  DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Period Ended September 30,	Three months		Nine months
	2011	2010	2011	2010

Net revenues	$4,059,598	$3,952,606	$12,568,953	$13,001,930
Cost of sales	1,973,863	1,821,597	6,008,085	6,048,179
Gross profit	2,085,735	2,131,009	6,560,868	6,953,751

Operating expenses:
Selling and marketing	1,320,244	1,097,877	4,054,260	3,655,070
General and administrative	1,350,734	1,794,444	4,274,806	5,337,478
Research and development	412,231	362,251	1,397,333	1,211,541
Total operating expenses	3,083,209	3,254,572	9,726,399	10,204,089

(Loss) from operations	(997,474)	(1,123,563)	(3,165,531)	(3,250,338)

Other income (expense):
Interest income (expense)	(1,892)	2,352	(9,112)	3,249
Other income (expense), net	(205,699)	(28,044)	(166,762)	(115,197)
Total other income (expense), net	(207,591)	(25,692)	(175,874)	(111,948)

Loss before income taxes	(1,205,065)	(1,149,254)	(3,341,405)	(3,362,286)

Provision (credit) for income taxes	28,614	27,503	(320,224)	83,189

Net loss	$(1,233,679)	$(1,176,758)	$(3,021,181)	$(3,445,475)

Net loss per share
Basic and diluted	$(0.04)	$(0.04)	$(0.10)	$(0.12)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING:
Basic	34,391,554	27,649,887	29,943,392	27,649,887
Diluted	34,391,554	27,649,887	29,943,392	27,649,887

-more-

IVAX DIAGNOSTICS, INC. AND SUBSIDIARIES

 CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$3,939,189	$1,826,228
Accounts receivable, net of allowances for doubtful accounts of $648,251 in 2011 and $399,376 in 2010	5,775,146	5,344,205
Inventories, net	4,293,854	4,077,896
Other current assets	262,836	146,366
Total current assets	14,271,025	11,394,695

Property, plant and equipment, net	1,532,155	1,618,136
Equipment on lease to customers, net	693,683	679,438
Product license	282,936	282,936
Goodwill	870,290	870,290
Restricted deposits	107,066	228,680
Other assets	45,815	26,847
Total assets	$17,802,970	$15,101,022

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,235,539	$1,597,555
Accrued license payable	135,970	132,521
Revolving line of credit	379,661	-
Accrued expenses and other current liabilities	2,333,343	2,511,698
Capital lease obligation, current	76,795	71,826
Total current liabilities	5,161,308	4,313,600

Other long-term liabilities:
Capital lease obligation, long-term	42,378	100,612
Deferred tax liabilities	412,803	365,184
Other long-term liabilities	1,036,163	955,056
Total other long-term liabilities	1,491,344	1,420,852

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2010 and 2009	343,915	276,498
Stock subscription receivable	(10,000,000)	-
Capital in excess of par value	56,035,037	41,389,404
Accumulated deficit	(34,707,653)	(31,686,472)
Accumulated other comprehensive loss	(520,981)	(612,860)
Total shareholders’ equity	11,150,318	9,366,570
Total liabilities and shareholders’ equity	$17,802,970	$15,101,022

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